Investor Relations Contact	Press Contact
Shirley Stacy	Shannon Mangum Henderson
Align Technology, Inc.	Ethos Communication, Inc.
(408) 470-1150	(678) 540-9222
sstacy@aligntech.com	align@ethoscommunication.com

Align Technology Announces First Quarter Fiscal 2008 Results;
Board Authorizes $50 Million Stock Repurchase Program

•	Q1 Net Revenues of $74.8 Million Increase 17 Percent Year-Over-Year
•	Q1 GAAP Net Profit of $5.3 Million, or $0.07 per diluted share
•	Case Shipments of 51,770 Increase 15 Percent Year-Over-Year

Santa Clara, Calif. - April 29, 2008 - Align Technology, Inc. (Nasdaq: ALGN) today reported financial results for the first quarter of fiscal 2008, ended March 31, 2008.

Total net revenues for the first quarter of fiscal 2008 (Q1 08) were $74.8 million. This reflects a year-over-year increase of 17 percent compared to $63.8 million in the first quarter of 2007 (Q1 07). On a sequential basis, net revenues increased 3 percent from $72.5 million in the fourth quarter of 2007 (Q4 07).

“I’m pleased to report another good quarter for Align and a solid start to fiscal 2008. Our better than expected Q1 results were driven primarily by higher ASPs and expense management,” said Thomas M. Prescott, president and CEO of Align Technology.

Net profit for Q1 08 was $5.3 million, or $0.07 per diluted share. This is compared to net profit of $7.0 million, or $0.10 per diluted share in Q1 07, and net profit of $5.7 million, or $0.08 per diluted share in Q4 07. Stock-based compensation expense included in net profit in Q1 08 was $4.0 million, compared to $2.5 million in Q1 07, and $3.4 million in Q4 07.

Q1 08 Operating Results

Key GAAP Operating Results	Q1 08	Q4 07	Q1 07
Gross Margin	73.8%	73.6%	72.5%
Operating Expense	$50.5M	$48.4M	$39.2M
Operating Margin	6.2%	6.9%	11.0%
Net Profit	$5.3M	$5.7M	$7.0M
Earnings Per Diluted Share (EPS)	$0.07	$0.08	$0.10

Liquidity and Capital Resources

As of March 31, 2008, Align had $132.4 million in cash, cash equivalents, marketable securities and restricted cash, compared to $127.9 million as of December 31, 2007.

Align Technology Inc. 881 Martin Avenue Santa Clara, CA 95050 Tel: (408) 470-1000 Fax: (408) 470-1201

Align Technology, Inc. Q1Fiscal 2008 Earnings Release

Key Business Metrics

The following table highlights business metrics for Align’s first quarter of 2008. Additional historical information is available on the Company’s website at http://investor.aligntech.com.

Revenue by Channel:	Q1 08	Q1’08/Q4’07 % Change	Q1’08/Q1’07 % Change
U.S. Orthodontists	$22.8M	6.3%	6.0%
U.S. GP Dentists	$34.8M	3.9%	16.7%
International	$14.2M	0%	54.7%
Training and Other	$ 3.0M	(11.8%)	(8.2%)
Total Revenue	$74.8M	3.1%	17.3%

Average Selling Price (ASP):	Q1 08	Q1’08/Q4’07 % Change	Q1’08/Q1’07 % Change
Total Worldwide Blended ASP	$1,380	1.5%	3.0%
Total Worldwide ASP excluding Invisalign Express	$1,500	2.0%	3.4%
U.S. Orthodontists Blended ASP	$1,290	4.0%	1.6%
U.S. GP Dentists Blended ASP	$1,340	1.5%	0.8%
International	$1,700	(3.4%)	3.0%

Number of Cases Shipped:	Q1 08	Q1’08/Q4’07 % Change	Q1’08/Q1’07 % Change
U.S. Orthodontists - Full Invisalign	14,500	1.6%	2.1%
U.S. Orthodontists - Invisalign Express	3,090	1.0%	10.0%
U.S. GP Dentists - Full Invisalign	20,900	0.5%	12.3%
U.S. GP Dentists - Invisalign Express	4,950	6.9%	28.9%
International- Full Invisalign	8,200	3.1%	50.5%
International- Invisalign Express	130	8.3%	18.2%
Total Cases Shipped	51,770	1.8%	15.0%

Number of Doctors Cases were Shipped to:	Q1 08
U.S. Orthodontists	3,680
U.S. GP Dentists	10,640
International	2,630
Total Doctors Cases were Shipped to Worldwide	16,950

Number of Doctors Trained Worldwide:	Q1 08	Cumulative
U.S. Orthodontists	100	8,410
U.S. GP Dentists	1,150	28,630
International	400	12,740
Total Doctors Trained Worldwide	1,650	49,780

Multiple Case Doctors (Cumulative as of):	Q1 08
U.S. Orthodontists	90.0%
U.S. GP Dentists	86.8%
International	76.6%

Doctors Starting Invisalign Treatment (Cumulative as of):	Q1 08
U.S. Orthodontists	6,830
U.S. GP Dentists	22,740
International	6,960
Total Doctors Starting Invisalign Treatment	36,530

Align Technology, Inc. Q1Fiscal 2008 Earnings Release

Doctor Utilization Rates*:	Q1 08	Q4 07	Q1 07
U.S. Orthodontists	4.8	4.8	4.8
U.S. GP Dentists	2.4	2.5	2.6
International	3.2	3.2	2.8
Total Utilization Rate	3.1	3.1	3.2
*Utilization = # of cases/# of doctors to whom cases were shipped

Business Outlook

For the second quarter 2008 (Q2 08), Align Technology expects net revenues to be in a range of $78.5 million to $81.5 million. Earnings per diluted share for Q2 08 is expected to be in a range of $0.04 to $0.06. Stock-based stock compensation expense for Q2 08 is expected to be approximately $4.9 million.

For fiscal 2008, the Company remains comfortable with its prior outlook. The increase in deferred revenue for fiscal 2008 is expected to be in the range of $6 million to $9 million primarily associated with new products, which will be recognized in future periods, bringing the Company’s total deferred revenue balance at the end of 2008 to a range of $18 million to $22 million.

A more comprehensive business outlook is available following the financial tables of this release.

Stock Repurchase Program

In a separate announcement today Align also announced that its board of directors has authorized a stock repurchase program of up to $50 million, effective immediately. For more information, please see Align’s press release titled, “Align Technology Announces $50 Million Stock Repurchase Program.”

Align Web Cast and Conference Call

Align Technology will host a conference call today, April 29, 2008 at 4:30 p.m. ET, 1:30 p.m. PT, to review its first quarter fiscal 2008 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the “Events & Presentations” section under Company Information on Align Technology’s Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8341 approximately fifteen minutes prior to the start of the call. If you are unable to listen to the call, an archived web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with account number 292 followed by # and conference number 280015 followed by #. The replay must be accessed from international locations by dialing 201-612-7415 and using the same account and conference numbers referenced above. The telephonic replay will be available through 4:30 p.m. ET on May 14, 2008.

About Align Technology, Inc.

Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.

Align Technology, Inc. Q1Fiscal 2008 Earnings Release

To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit www.invisalign.com or call 1-800-INVISIBLE.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding Align's anticipated financial results and certain business metrics for the second quarter and full year of 2008, including anticipated revenue and deferred revenue, gross profit, gross margin, operating expense, net profit, earnings per share, percentage of revenue by channel, case shipments and average selling prices. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, continued customer demand for Invisalign and new products, the timing of case submissions from our doctors within a quarter, acceptance of Invisalign by consumers and dental professionals, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, competition from manufacturers of traditional braces and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 26, 2008. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology, Inc. Q1Fiscal 2008 Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended
	March 31, 2008	March 31, 2007

Net revenues	$74,776	$63,761

Cost of revenues	19,608	17,529

Gross profit	55,168	46,232

Operating expenses:
Sales and marketing	28,059	23,150
General and administrative	15,188	12,185
Research and development	7,295	5,693
Patients First Program	-	(1,796)

Total operating expenses	50,542	39,232

Profit from operations	4,626	7,000

Interest and other income, net	966	455

Profit before income taxes	5,592	7,455

Provision for income taxes	(288)	(477)

Net profit	$5,304	$6,978

Net profit per share
- basic	$0.08	$0.11
- diluted	$0.07	$0.10

Shares used in computing net profit per share
- basic	69,053	65,433
- diluted	70,860	69,331

Align Technology, Inc. Q1Fiscal 2008 Earnings Release

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2008	December 31, 2007
ASSETS

Current assets:
Cash, cash equivalents and restricted cash	$113,680	$89,140
Marketable securities, short-term	18,683	38,771
Accounts receivable, net	47,475	44,850
Inventories, net	3,010	2,910
Other current assets	8,302	8,846
Total current assets	191,150	184,517

Property and equipment, net	27,762	25,320
Goodwill and intangible assets, net	10,384	11,093
Other long-term assets	1,754	1,831

Total assets	$231,050	$222,761

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$10,100	$9,222
Accrued liabilities	30,563	39,875
Deferred revenue	13,295	12,362
Total current liabilities	53,958	61,459

Other long term liabilities	159	148

Total liabilities	54,117	61,607

Total stockholders' equity	176,933	161,154

Total liabilities and stockholders' equity	$231,050	$222,761

Align Technology, Inc. Q1Fiscal 2008 Earnings Release

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align’s business outlook is difficult to predict. Align’s future performance involves numerous risks and uncertainties and the company’s results could differ materially from the outlook provided. Some of the factors that could affect Align’s future financial performance and business outlook are set forth under “Forward Looking Information” above in this press release. This outlook excludes the effects of any stock repurchases.

Financials:
(in millions, except per share amounts and percentages)

	Q2 2008	FY 2008

Net Revenue	$78.5 - $81.5	$320.0 - $330.0

Gross Margin	73.0% - 73.7%	74.2% - 75.1%

Operating Expenses	$55.8 - $57.0	$210.8 - $218.8

Net Profit %	3% - 5%	9% - 10%

Net Profit per Diluted Share	$0.04 - $0.06	$0.40 - $0.45

Increase in Deferred Revenue		$6.0 - $9.0

Total Deferred Revenue Balance		$18.0 - $22.0

Stock Based Compensation Expense:
Cost of Revenues	$0.4	$1.2
Operating Expenses	$4.5	$16.8
Total Stock Based Compensation Expense	$4.9	$18.0

Business Metrics:
	Q2 2008	FY 2008
Case Shipments	54.0K - 56.0K	226.7K - 237.2K
Cash	$130M - $135M	$160M - $170M
DSO	~56 days	~56 days
Capex	$5.0M - $7.0M	$15.0M - $20.0M
Depreciation & Amortization	$2.0M - $3.0M	$13.0M - $14.0M
Diluted Shares Outstanding	71.4M	73.2M